SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 31, 2005

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, the Company has not yet filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended January 29, 2004 (the “2004 10-K”). As a result, the Company has not yet been able to distribute its annual report to shareholders for fiscal 2004. As of May 29, 2004, the Company was therefore not in compliance with Rule 203.01 of the New York Stock Exchange’s Listed Company Manual, which requires that a listed company deliver an annual report to shareholders within 120 days after the close of each fiscal year. As disclosed in the Company’s May 9, 2005 news release, the Company expects to file the 2004 Form 10-K on or before September 1, 2005. The Company provided notice to the New York Stock Exchange of this expected filing date on May 9, 2005. The Company intends to distribute its annual report to shareholders following the filing of the 2004 10-K.

Item 8.01 Other Events.

On May 31, 2005 the Audit Committee of the Company’s Board of Directors determined that it would supplement its previously disclosed investigation with an additional inquiry. A copy of the June 3, 2005 news release disclosing the supplemental inquiry and several related matters is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
99.1	Copy of the Company’s June 3, 2005 news release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: June 3, 2005	/s/ CHARLES J. HANSEN Executive Vice President and General Counsel

2